Exhibit 99.1

Owens-Illinois to Present at Lehman Brothers Conference

TOLEDO, Ohio, Jan. 31, 2005 — Owens-Illinois, Inc., (NYSE: OI) today announced that it will participate in the Lehman Brothers 22nd Annual Industrial Select Conference to be held Feb. 1 — 3, 2005, in Miami.

The Company’s Chairman & CEO Steven R. McCracken and Executive Vice President & CFO Thomas L. Young will give a formal presentation and Q&A on Wed., Feb. 2, beginning at 1:05 p.m. ET.

The event will be simulcast online and will be available on the Company’s Web site, http://www.o-i.com, or at the following URL:

http://customer.talkpoint.com/LEHM002/020105a_rk/default.asp?entity=OwenIllinois

Slides from the presentation will also be available on the O-I Web site in the Investor Relations section under “Annual Reports and Presentations.”

A replay of the presentation will be available Thurs., Feb. 3, at 2 p.m. until Feb. 15, at both locations listed above.

About O-I

Owens-Illinois is the largest manufacturer of glass containers in the world, with leading positions in Europe, North America, Asia Pacific and South America. O-I is also a leading manufacturer of health care packaging including prescription containers and medical devices, and closures including tamper-evident caps and dispensing systems.  The Company reported 2003 net sales of $6.0 billion.

CONTACT: OWENS-ILLINOIS, Sara Theis, 419-247-1297

Copies of Owens-Illinois news releases are available at the Owens-Illinois web site at www.o-i.com; or at www.prnewswire.com.

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